Exhibit 10.1

THE VALSPAR CORPORATION

2009 OMNIBUS EQUITY PLAN

Amended Through February 15, 2012

TABLE OF CONTENTS

1.		Purpose and Background	1
	1.1 1.2	Purpose Background	1 1
2.		Definitions	1
3.		Administration	4
	3.1 3.2	Administration by Committee Delegation of Authority	4 5
4.		Eligible Participants	5
5.		Types of Incentives	5
6.		Shares Subject to the Plan and Limitations on Awards	5
	6.1 6.2 6.3 6.4	Number of Shares Cancellation Type of Common Stock Limitation on Awards	5 5 5 6
7.		Stock Options	6
	7.1 7.2 7.3 7.4	Price Number Duration and Time for Exercise Manner of Exercise	6 6 6 6
8.		Stock Appreciation Rights (SARs)	6
	8.1 8.2 8.3 8.4 8.5	Price Number Duration Exercise Issuance of Shares Upon Exercise	7 7 7 7 7
9.		Stock Awards, Restricted Stock and Restricted Stock Units	7
	9.1 9.2 9.3 9.4 9.5 9.6 9.7 9.8	Number of Shares Sale Price Restrictions Enforcement of Restrictions End of Restrictions Rights of Holders of Restricted Stock Section 83(b) Elections Rights of Holders of Restricted Stock Units	7 7 8 8 8 8 8 8
10.		Performance Awards	9
10.1 10.2 10.3 10.4 10.5 10.6 10.7 10.8 10.9	Establishment of Performance Goals
Levels of Performance Required to Earn Performance Awards
Other Restrictions
Notification to Participants
Measurement of Performance Against Performance Goals
Treatment of Performance Awards Earned
Distribution
Deferral of Receipt of Performance Award Distributions; Compliance With Section 409A
		Non-Disqualifying Termination of Employment	9 9 9 9 9 10 10 10 10
11.		General	11
11.1 11.2 11.3 11.4 11.5 11.6 11.7 11.8 11.9 11.10 11.11 11.12 11.13 11.14 11.15	Effective Date
Duration
Limits on Transfer of Awards
Effect of Retirement or Other Termination
Restrictions Under Securities Laws
Adjustment
Incentive Plans and Agreement
Withholding
No Continued Employment; Engagement or Right to Corporate Assets
Payments Under Incentives
Amendment of the Plan
Amendment of Agreements for Incentives; No Stock Option or SAR Repricing Without Stockholder Approval
Change of Control
Deferred Compensation
		Prior Plans	11 11 11 11 12 12 12 12 13 13 13 13 13 14 14

THE VALSPAR CORPORATION

2009 OMNIBUS EQUITY PLAN

1.          Purpose and Background

1.1.          Purpose.    The purpose of the 2009 Omnibus Equity Plan (the “Plan”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of Incentives designed to attract, retain and motivate key employees and consultants of the Company and its Subsidiaries and directors of the Company.

1.2.          Background.     Immediately prior to the date of approval of the Plan by the stockholders of the Company, the Company maintained four, separate share reserves totaling 5,218,903 shares of Common Stock (the “Prior Reserves”) for issuance pursuant to Stock Options and Restricted Stock granted to participants under the Company’s 1991 Stock Option Plan, Stock Option Plan for Non-Employee Directors, Key Employee Restricted Stock Plan and 2001 Stock Incentive Plan (the “Prior Plans”). Upon approval of the Plan by the stockholders of the Company, no further awards will be granted to any person under the Prior Plans, and the Prior Reserves will be combined, transferred to the Plan and included in the number of shares of Common Stock reserved and available to be issued pursuant to Section 6.1 of the Plan.

2.          Definitions

2.1          Award.   An “Award” is a grant of Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Stock or Restricted Stock Units (which may include Dividend Equivalents) under the Plan.

2.2          Board.    The “Board” is the Board of Directors of the Company.

2.3          Change in Control.    A “Change in Control” means any of the following:

(a)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.3, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition pursuant to a transaction that complies with Sections 2.3(c)(1), 2.3(c)(2) and 2.3(c)(3);

(b)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

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(c)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.4          Code.    The “Code” means the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

2.5          Committee.    The “Committee” is the Compensation Committee of the Board described in Section 3.1 hereof.

2.6          Company.    The “Company” is The Valspar Corporation, a Delaware corporation, and any successor thereof.

2.7          Common Stock.    “Common Stock” is the common stock, $.50 par value per share, of the Company.

2.8          Deferred Compensation.    “Deferred Compensation” means any Incentive under this Plan that provides for the “deferral of compensation” under a “nonqualified deferred compensation plan” (as those terms are defined under Code Section 409A and the regulations promulgated thereunder) and that would be subject to the taxes specified in Code Section 409A(a)(1) if and to the extent that the Plan and the agreement evidencing the Incentive do not meet or are not operated in compliance with the requirements of Code Section 409A(a)(2), (3) and (4) and the regulations promulgated thereunder. Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Code Section 409A and the regulations promulgated thereunder.

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2.9            Disability.    “Disability” shall mean permanent disability as that term is defined under the long term disability insurance coverage offered by the Company to its employees at the time the determination is to be made.

2.10          Dividend Equivalents.    “Dividend Equivalents” means the right to receive cash payments with respect to Restricted Stock Units in amounts equal to any cash dividends paid on the equivalent number of shares of Common Stock, if and when such dividends are paid or distributed (or at such other time as may be permitted or required under Section 9.8).

2.11          Grant Date.    The “Grant Date” of an Incentive shall be the date established by the Committee as the date of grant of the Award, which shall not be earlier than the date of the Committee meeting at which the Award is approved.

2.12          Exchange Act.    The “Exchange Act” means the Securities Exchange Act of 1934, and rules and regulations thereunder, as now in force or as hereafter amended.

2.13          Fair Market Value.    The “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price (also referred to as the closing price) of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange. If such shares are not listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the trading price of a shares of Common Stock on such date (or, if the applicable market is closed on such date, the last date on which the Common Stock was publicly traded), by a method consistently applied by the Committee.

2.14          Incentives.    “Incentives” means economic incentives in one or more of the forms described in Section 5 hereof.

2.15          Participant.    A “Participant” is a person who has been designated as such by the Committee and granted an Award under this Plan.

2.16          Performance Award.    A “Performance Award” is a right to either a number of shares of Common Stock, their cash equivalent, or a combination thereof (“performance shares”) or a cash amount (“performance units”) determined (in either case) in accordance with Section 10.

2.17          Performance Goals.    “Performance Goals” are the performance conditions, if any, established pursuant to Section 10.1 hereof by the Committee in connection with an Award.

2.18          Performance Period.    The “Performance Period” with respect to a Performance Award is a period of not less than one calendar year or one fiscal year of the Company, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Committee by use of the calendar or fiscal year in which a particular Performance Period commences.

2.19          Restricted Stock.    “Restricted Stock” is Common Stock which is sold or transferred by the Company to a Participant at a price, if any, determined by the Committee and subject to restrictions on its sale or other transfer by the Participant and other terms and conditions, including a risk of forfeiture, as may be established by the Committee.

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2.20          Restricted Stock Unit.    A “Restricted Stock Unit” is a right to receive one share of Common Stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the Committee. If so determined by the Committee in the applicable Award agreement or at any other time, a Restricted Stock Unit may be paid in cash in lieu of the Common Stock; provided, that a Participant holding Restricted Stock Units shall have no right to receive a cash payment unless such payment is provided explicitly in the applicable Award agreement or approved by the Committee.

2.21          Specified Employee.    A “Specified Employee” means a Participant who is a key employee as described in Code Section 416 (i)(1)(A)(i), (ii) and (iii) (and disregarding paragraph (5) thereof) at any time during the Company’s fiscal year ending on the Friday on or immediately preceding October 31, or such other “identification date” that applies consistently for all plans of the Company that provide “deferred compensation” that is subject to the requirements of Code Section 409A and the regulations promulgated thereunder. Each Participant will be identified as a Specified Employee in accordance with the regulations promulgated under Code Section 409A, including with respect to the merger of the Company with any other company or any spin-off or similar transaction, and such identification shall apply for the 12 month period commencing on the first day of the fourth month following the identification date. Notwithstanding the foregoing, no Participant shall be a Specified Employee unless the stock of the Company (or other member of a “controlled group of corporations” as determined under Code Section 1563) is publicly traded on an established securities market as of the date of a Participant’s “separation from service” as defined in Code Section 409A and the regulations promulgated thereunder.

2.22          Stock Appreciation Right (SAR).    A “Stock Appreciation Right” or “SAR” is a right to receive, without payment to the Company, a number of shares of Common Stock, the amount of which is determined pursuant to the formula set forth in Section 8.5.

2.23          Stock Award.    A “Stock Award” is the transfer by the Company to a Participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company.

2.24          Stock Option.    A “Stock Option” is a right to purchase shares of Common Stock from the Company.

2.25          Subsidiary.    “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, in which each of the entities other than the last entity in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other entities in such chain as determined at the point in time when reference is made to such “Subsidiary” in this Plan.

3.          Administration.

3.1          Administration by Committee.    The Plan shall be administered by the Committee. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board. Each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) under the Code. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and the Participants.

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3.2          Delegation of Authority.    The Company’s Chief Executive Officer may, on a discretionary basis and without Committee review or approval, grant the following Awards under the Plan in any fiscal year to employees of the Company who are not officers of the Company, as defined in rule 16a-1(f) under the Exchange Act or any successor to such rule: (a) Stock Options, not to exceed 10,000 shares per individual or 50,000 shares in the aggregate, and (b) Restricted Stock Units to be settled in cash, not to exceed 5,000 Restricted Stock Units per individual or 25,000 Restricted Stock Units in the aggregate. Subject to the foregoing limitations and subject to the terms and conditions of the Plan, the Chief Executive Officer shall determine in writing from time to time (i) the employees to whom Awards will be made, (ii) the grant dates and amounts of the incentives to be awarded, and (iii) the terms and provisions of each Incentive (which need not be identical).

4.          Eligible Participants.    Officers of the Company, employees of the Company or a Subsidiary, members of the Board, and consultants or other independent contractors who provide services to the Company or a Subsidiary shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or a Subsidiary and any Performance Goals relating to such officers must be approved by the Committee. Participation by others and any Performance Goals relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate Participants who are not officers and to set or modify such Performance Goals may be delegated by the Committee to other persons.

5.          Types of Incentives.    Incentives under the Plan may be granted in any one or a combination of the following forms: (a) Stock Options (Section 7; (b) Stock Appreciation Rights (SARs) (Section 8); (c) Stock Awards (Section 9); (d) Restricted Stock and Restricted Stock Units that may include Dividend Equivalents (Section 9); and (e) Performance Awards (Section 10). Subject to the specific limitations provided in this Plan, payment of Incentives may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.

6.          Shares Subject to the Plan and Limitations on Awards.

6.1           Number of Shares.    Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock available for Awards under the Plan shall not exceed 8,218,903; provided, however, that subject to adjustment as provided in Section 11.6, the number of shares of Common Stock awarded under the Plan pursuant to all Incentives other than Stock Options and SARs shall reduce the number of shares of Common Stock available to be awarded under the Plan by a multiple of 2.53 times the actual number of shares of Common Stock awarded pursuant to any such Incentive other than Stock Options and SARs. For example, if the Committee awards 100 shares of Restricted Stock to a Participant, the number of shares of Common Stock remaining and available to be issued under the first sentence of this section shall be reduced by 253 shares. Any shares of Common Stock covered by a Stock Option or SAR granted under this Plan shall be counted in full against the limitation in this Section 6.1, regardless of the number of shares of Common Stock actually issued upon the exercise of such Stock Option or SAR. For purposes of clarification, the award of any Incentives payable only in cash will not reduce the number of shares of Common Stock remaining and available to be issued under the Plan.

6.2          Cancellation.    In the event that an Incentive granted hereunder (or granted under any of the Former Plans prior to the effective date of this Plan) expires or is terminated or canceled unexercised as to any shares of Common Stock or forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such shares may again be awarded under the Plan pursuant to another Incentive, subject to the share counting requirements for Incentives other than Stock Options or SARs set forth in Section 6.1.

6.3          Type of Common Stock.    Common Stock issued under the Plan in connection with Incentives may be authorized and unissued shares or treasury stock, as designated by the Committee.

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6.4          Limitation on Awards.    During any one fiscal year, no person shall receive Awards under the Plan that, in the aggregate, could result in that person receiving, earning or acquiring, subject to the adjustments described in Section 11.6: (a) Stock Options and SARs for, in the aggregate, more than 500,000 shares of Common Stock, (b) Stock Awards, Restricted Stock, Restricted Stock Units (whether payable in shares of Common Stock or cash) and performance shares, in the aggregate, covering more than 250,000 shares of Common Stock or Restricted Stock Units; and (c) Performance Awards payable in cash (excluding Restricted Stock Units) with a maximum amount payable exceeding $3,000,000. If Dividend Equivalents are payable with respect to Restricted Stock Units, the Dividend Equivalents will be considered included in the award of Restricted Stock Units for purposes of calculating the limitation under this Section 6.4.

7.          Stock Options.    Stock Options granted by the Committee under this Plan are not intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code). Stock Options granted under this Plan shall be subject to the following terms and conditions:

7.1          Price.    The exercise price per share shall be determined by the Committee, subject to adjustment under Section 11.6. Notwithstanding the foregoing sentence, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date.

7.2          Number.    The number of shares of Common Stock subject to a Stock Option shall be determined by the Committee, subject to adjustment as provided in Section 11.6. If an SAR is granted in conjunction with or related to a Stock Option, the number of shares of Common Stock subject to the Stock Option shall be reduced in the same proportion that the holder thereof exercises the SAR.

7.3          Duration and Time for Exercise.    Subject to earlier termination as provided in Section 11.4, the term of each Stock Option shall be determined by the Committee but shall not exceed ten years from the Grant Date. Each Stock Option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any Stock Option.

7.4          Manner of Exercise.    A Stock Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the exercise price for such shares. Subject to the policies of the Company or Committee in effect from time to time and any requirements of the Company’s transfer agent, the exercise price shall be payable (a) in cash (United States dollars) upon exercise of the Stock Option, payable by certified check or bank draft, or otherwise as determined by the Committee; (b) to the extent permitted in the option agreement, by delivery of shares of Common Stock (or deemed surrender through attestation) in payment of all or any part of the exercise price, which shares shall be valued for this purpose at the Fair Market Value on the date such Stock Option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the Stock Option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations consistent with Section 11.8, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a Stock Option, a Participant shall have no rights as a stockholder.

8.          Stock Appreciation Rights (SARs).    An SAR may be granted (a) with respect to any Stock Option granted under this Plan, either concurrently with the grant of such Stock Option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the Stock Option), or (b) alone, without reference to any related Stock Option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

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8.1          Price.    The exercise price per share of any SAR granted without reference to a Stock Option shall be determined by the Committee, subject to adjustment under Section 11.6. Notwithstanding the foregoing sentence, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date.

8.2          Number.    Each SAR granted to any Participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.6. In the case of an SAR granted with respect to a Stock Option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder exercises the related Stock Option. Notwithstanding the foregoing, the limitation on grants under Section 6.4 shall apply to grants of SARs under the Plan.

8.3          Duration.    Subject to earlier termination as provided in Section 11.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years from the Grant Date. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the Stock Option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

8.4          Exercise.    An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Prior to the issuance of shares of Common Stock upon the exercise of an SAR, a Participant shall have no rights as a stockholder.

8.5          Issuance of Shares Upon Exercise.    The number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a)	the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a Stock Option, the exercise price of the Stock Option or (2) in the case of an SAR granted alone, without reference to a related Stock Option, the exercise price as determined under Section 8.1; by

(b)	the Fair Market Value of a share of Common Stock on the exercise date.

No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

9.          Stock Awards, Restricted Stock, and Restricted Stock Units.    The transfer of Common Stock pursuant to Stock Awards and the transfer and sale of Restricted Stock or Restricted Stock Units shall be subject to the following terms and conditions:

9.1          Number of Shares.    The number of shares to be transferred or sold by the Company to a Participant pursuant to a Stock Award or as Restricted Stock or Restricted Stock Units shall be determined by the Committee.

9.2          Sale Price.    The Committee shall determine the price, if any, at which shares of Restricted Stock shall be sold to a Participant, which may vary from time to time and among Participants.

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9.3          Restrictions.    All shares of Restricted Stock transferred or sold by the Company hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)	a prohibition against the sale, transfer, pledge or other encumbrance of the shares of Restricted Stock by the Participant, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)	a requirement that the holder of shares of Restricted Stock forfeit, or (in the case of shares sold to a Participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

(c)	such other conditions or restrictions as the Committee may deem advisable.

9.4          Enforcement of Restrictions.    In order to enforce the restrictions imposed by the Committee pursuant to Section 9.3, the Participant receiving Restricted Stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company. As determined by the Company or the Committee, each such certificate shall bear a legend that refers to the Plan and the restrictions imposed under the applicable agreement or be retained by the Company until such time as the restrictions have lapsed. The Committee may provide that no certificates representing Restricted Stock be issued until the restriction period is completed.

9.5          End of Restrictions.    Subject to Section 11.5, at the end of any time period during which the shares of Restricted Stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the Participant or to the Participant’s legal representative, beneficiary or heir, subject to applicable withholding for taxes.

9.6          Rights of Holders of Restricted Stock.    Subject to the terms and conditions of the Plan, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of Restricted Stock shall be paid to the Participant currently.

9.7          Section 83(b) Election.    The Committee may provide in an Award agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

9.8          Rights of Holders of Restricted Stock Units; Dividend Equivalents.    Participants who receive Restricted Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units until such time as share certificates for Common Stock are issued to the Participants; and such Participants shall never have rights as stockholders if the Restricted Stock Units are payable only in cash; provided, however, that, the Award agreement may provide for Dividend Equivalents. Dividend Equivalents, if any, shall be payable quarterly during the applicable restricted period for all Restricted Stock Units awarded hereunder, or at the end of the restricted period, or otherwise as provided in the Award agreement; provided, that Dividend Equivalents shall be payable at a time that satisfies the requirements of (or an exemption from) Section 409A of the Code, including the rules and regulations thereunder (together, “Section 409A”). Dividend Equivalents shall otherwise be considered a part of the award of Restricted Stock Units.

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10.          Performance Awards.    A Performance Award is based on the extent to which the applicable Performance Goals are achieved. A Performance Award shall be of no value to a Participant unless and until earned in accordance with this Section 10.

10.1          Establishment of Performance Goals.    Performance Goals applicable to a Performance Award shall be established by the Committee in its absolute discretion and not more than 90 days after the beginning of the relevant Performance Period. Such Performance Goals for Performance Awards that are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following business criteria: earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety. For Performance Awards that are intended to so qualify under Section 162(m), the targets shall be established within the required time period. Any of the above criteria may be used to measure the performance of the Company, a Subsidiary, and/or affiliate of the Company as a whole or any business unit of the Company, Subsidiary, and/or such an affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select criteria based on the Company’s share price as compared to various stock market indices. The Committee, in its sole discretion, may modify the Performance Goals if it determines that circumstances have changed and modification is required to reflect the original intent of the Performance Goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a “covered employee” within the meaning of Code Section 162(m).

10.2          Levels of Performance Required to Earn Performance Awards.    At or about the same time that Performance Goals are established for a specific period, the Committee shall in its absolute discretion establish the percentage of the Performance Awards granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.

10.3          Other Terms.    The Committee shall determine the terms and conditions applicable to any Performance Award, which may include vesting provisions, restrictions on the delivery of Common Stock payable in connection with the Performance Award, the requirement that such Common Stock be delivered in the form of Restricted Stock, or other restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended.

10.4          Notification to Participants.    Promptly after the Committee has established or modified the Performance Goals with respect to a Performance Award, the Participant shall be provided with written notice of the Performance Goals so established or modified.

10.5          Measurement of Performance Against Performance Goals.    The Committee shall, as soon as practicable after the close of a Performance Period, determine:

(a)	the extent to which the Performance Goals for such Performance Period have been achieved; and

(b)	the percentage of the Performance Awards earned as a result.

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These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Committee has made the foregoing determination, each Participant who has earned Performance Awards shall be notified, in writing thereof. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Committee making the determination. Participants may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of their Performance Awards during the Performance Period, except that Performance Awards may be transferable by assignment by a Participant to the extent provided in the applicable Performance Award agreement.

10.6          Treatment of Performance Awards Earned.    Upon the Committee’s determination that a percentage of any Performance Awards have been earned for a Performance Period, Participants to whom such earned Performance Awards have been granted and who have been (or were) in the employ of the Company or a Subsidiary thereof continuously from the Grant Date, subject to the exceptions set forth in this section and in Section 10.9 hereof, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of their Performance Awards. Such terms and conditions may permit or require that any applicable tax withholding be deducted from the amount payable. Performance Awards shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Company or a Subsidiary continuously during the entire Performance Period for which such Performance Award was granted, except as provided by the Committee in circumstances it deems advisable or as provided in Section 10.9 hereof.

10.7          Distribution.    Distributions payable pursuant to Section 10.6 above shall be made as soon as practicable after the Committee determines the Performance Awards have been earned unless the provisions of Section 10.8 hereof are applicable to a Participant.

10.8          Deferral of Receipt of Performance Award Distributions; Compliance with Section 409A.    With the consent of the Committee, a Participant who has been granted a Performance Award may elect to defer receipt of all or any part of any distribution associated with that Performance Award pursuant to the terms of a deferred compensation plan of the Company. In any such event, the agreement evidencing such Performance Award shall comply in all respects with the applicable requirements of Section 409A of the Code and the regulations promulgated thereunder.

10.9          Non-Disqualifying Termination of Employment.    Exceptions to the requirement of continuous employment during a Performance Period for Performance Award distribution include Retirement as defined in Section 11.4(a), or termination of a Participant’s employment by reason of death (in which event the Performance Award may be transferable by will or the laws of descent and distribution only to such Participant’s beneficiary designated to receive the Performance Award or to the Participant’s applicable legal representatives, heirs or legatees) or total and permanent disability, with the consent of the Committee, occurring during the Performance Period applicable to the subject Performance Award. In the instance of Retirement, death or total and permanent disability as described above, a distribution of the Performance Award shall be made as soon as practicable, with the distributed amount equal to the amount that could have been earned during the Performance Period if the Participant were continuously employed by the Company or a Subsidiary until the last day of the Performance Period; provided, that the amount earned will be established by the Committee (i) based upon the actual achievement level of the Performance Goals for any fiscal year during the Performance Period that was completed prior to termination and for the fiscal year in which the termination occurred, and (ii) based upon the assumed achievement of target levels of the Performance Goals for any subsequent fiscal year during the Performance Period.

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11.          General

11.1          Effective Date.    The Plan will become effective upon its approval by the Board, subject to approval by the Company’s stockholders.

11.2          Duration.    The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Company’s stockholders.

11.3          Limits on Transfer of Awards.    No Award and no right under any such Award shall be transferable by a Participant for any consideration. Except as otherwise provided by the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefore) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant, except as provided herein or in an agreement evidencing an Award or amendment thereto relating to a Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

11.4          Effect of Retirement or Other Termination.

(a)	In the event of a Participant’s Retirement (as defined below), if and to the extent provided in the agreement evidencing any Incentive described in this sentence, (1) all outstanding Restricted Stock Awards, Stock Options, SARs and Restricted Stock Units previously granted to the Participant will become 100% vested, (2) the Participant shall be entitled to exercise any outstanding Stock Options and SARs for the remainder of the original term of the Stock Option or SAR, provided that if the Participant violates his/her Non-Compete Agreement (as defined below), all of his/her unexercised Stock Options and SARs shall terminate immediately and be forfeited to the Company and (3) the Participant will become entitled to a distribution of any Performance Award as described in Section 10.9. For purposes of this Plan, “Retirement” means the termination of employment with the Company or a Subsidiary for any reason other than death, Disability or Termination for Cause (as defined below) at any time after the Participant has attained the age of fifty-five years or a different age specified for a Participant for any Incentive) if the Participant has executed a Non-Compete Agreement (as defined below). “Non-Compete Agreement” means an agreement not to directly or indirectly render services (including consulting or research) for a period of three years to any person or business organization that is engaged in the development, manufacture and sale of any product, process or service (including any component thereof or research to develop information useful in connection with a product or service) that is being designed, developed, assembled, manufactured, marketed or sold by anyone other than the Company and which is of the same general type, performs similar functions, competes with or is used for the same purposes as a product of the Company or a Subsidiary. “Termination for Cause” means the termination of employment with the Company or a Subsidiary as a result of an illegal act, gross insubordination or willful violation of a policy of the Company or a Subsidiary by a Participant.

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(b)	In the event that a Participant ceases to be an employee of or consultant to the Company or a Subsidiary or a director of the Company, as applicable, for any reason other than Retirement, including death or disability, any Incentives may be exercised or shall expire at such times as may be set forth in the agreement, if any, applicable to the Incentive, or otherwise as determined by the Committee.

11.5          Restrictions under Securities Laws.    Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of Award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the Award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

11.6          Adjustment.    In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, reverse stock split, combination of shares, spin-off, dividend (other than regular, quarterly cash dividends), recapitalization, merger or similar event, the Committee shall make appropriate adjustments in the number of shares of Common Stock then subject to the Plan, the shares of Common Stock issuable pursuant to any Incentive, the exercise price of any Stock Option or SAR, the Performance Goals for any Incentive, and other provisions of this Plan and outstanding Incentives, in order to reflect the change in the Common Stock and to provide Participants with the same relative rights before and after such adjustment.

11.7          Incentive Plans and Agreements.    Except in the case of Stock Awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee shall communicate the key terms of each Award to the Participant promptly after the Committee approves the grant of such Award.

11.8          Withholding.

(a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of a Stock Option or SAR or upon vesting of Restricted Stock, the Participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of Restricted Stock, shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

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(b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

11.9            No Continued Employment, Engagement or Right to Corporate Assets.    No Participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

11.10          Payments Under Incentives.    Payment of cash or distribution of any shares of Common Stock to which a Participant is entitled under any Incentive shall be made as provided in the Incentive. Except as permitted under Section 11.14, payments and distributions may not be deferred under any Incentive unless the deferral complies with the requirements of Code Section 409A.

11.11          Amendment of the Plan.    The Board or Committee may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the stockholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all Participants under the Plan, or (b) make any other change for which stockholder approval is required by law or under the applicable rules of the New York Stock Exchange.

11.12          Amendment of Agreements for Incentives; No Stock Option or SAR Repricing Without Stockholder Approval.    Except as otherwise provided in this Section 11.12, the terms of an existing Incentive may be amended by agreement between the Committee and the Participant. Notwithstanding the foregoing sentence, except as permitted under Section 11.6, 11.13 or 11.14, (a) without the prior approval of the Company’s stockholders, (i) no Stock Option or SAR will be repriced, replaced, or regranted through cancellation, (ii) the exercise price of a previously granted Stock Option or SAR will not be lowered and (iii) no Stock Option or SAR whose Fair Market Value is lower than its exercise price will be exchanged for cash or another Incentive, and (b) no such amendment shall (i) extend the maximum period during which such Incentive may be exercised, either by extending the term of the Incentive or by extending the exercise period following termination of employment or any other applicable event, or (ii) reduce the exercise price per share below the Fair Market Value of the Common Stock on the date the Incentive was granted, unless, in either case, the Incentive, as amended, complies with the requirements of Section 409A.

11.13          Change in Control.    In the event of a Change in Control, the Committee or a comparable committee of any corporation assuming the obligations of the Company hereunder shall declare (a) that the restriction period of all Restricted Stock and Restricted Stock Units has been eliminated; (b) that all Restricted Stock Units shall be payable in connection with the Change in Control, pursuant to the following paragraph, if applicable; (c) that subject to the third paragraph of this Section 11.13, all outstanding Stock Options and SARs shall accelerate and become exercisable in full but that all outstanding Stock Options and SARs, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in a notice to Participant or they will terminate; and (d) that all Performance Awards granted to Participants are deemed earned.

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In connection with any declaration pursuant to this Section 11.13 that applies to Restricted Stock Units that are payable in cash, the Committee shall cause a cash payment to be made to each Participant who holds any such Restricted Stock Unit in an amount equal to the product obtained by multiplying (a) the amount of the Transaction Proceeds Per Share (as defined in the following sentence) times (b) the number of shares of Common Stock covered by such Restricted Stock Unit. For purposes of this Section 11.13, “Transaction Proceeds Per Share” shall mean the cash plus the Fair Market Value of the non-cash consideration to be received per share by the shareholders of the Company upon the occurrence of the transaction.

In connection with any declaration pursuant to this Section 11.13 that applies to Stock Options or SARs, the Committee may, but shall not be obligated to, cause a cash payment to be made to each Participant who holds a Stock Option or SAR that is terminated in an amount equal to the product obtained by multiplying (a) the amount (if any) by which the Transaction Proceeds Per Share exceeds the exercise price per share covered by such Stock Option, times (b) the number of shares of Common Stock covered by such Stock Option or SAR.

The Board may restrict the rights of Participants or the applicability of this Section 11.13 to the extent necessary to comply with Section 16(b) of the Exchange Act, the Code or any other applicable law or regulation. The grant of an Incentive Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.14          Deferred Compensation.

(a) Except to the extent such acceleration or deferral is permitted or complies with the requirements of Code Section 409A and the regulations promulgated thereunder, neither the Committee nor a Participant may accelerate or defer the time or schedule of any payment of, or the amount scheduled to be paid under, an Incentive that constitutes Deferred Compensation; provided, however, that payment shall be permitted if it is in accordance with a fixed date or schedule or on account of “separation from service,” “disability,” death, “change in control” or “unforeseeable emergency” as those terms are defined under Code Section 409A and the regulations promulgated thereunder.

(b) Notwithstanding anything in the Plan, unless the agreement evidencing the Incentive specifically provides otherwise, the Company may not make payment to a Specified Employee of any Incentive that constitutes Deferred Compensation, earlier than 6 months following the Participant’s “separation from service” as defined for purposes of Code Section 409A (or if earlier, upon the Specified Employee’s death), except as permitted under Code Section 409A and the regulations promulgated thereunder. Any payments that otherwise would be payable to the Specified Employee during the foregoing 6 month period will be accumulated and payment delayed until the first date after the 6 month period. The Committee may specify in the Stock Incentive Agreement, that the amount of the Deferred Compensation delayed shall accumulate interest, earnings or Dividend Equivalents (as applicable) during the period of such delay.

(c) The Committee may, however, reform any provision in an Incentive intended to comply with (or be exempt from) Code Section 409A to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A and the regulations promulgated thereunder.

11.15          Prior Plans.    Notwithstanding the adoption of this Plan by the Board and its approval by the stockholders, the Company’s Prior Plans, as they have been amended from time to time, shall remain in effect, and all grants and awards made under the Prior Plans shall be governed by the terms of the Prior Plans. No further grants shall be made under the Prior Plans.

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•	Approved by the Board of Directors on December 10, 2008.
•	Approved by the stockholders on February 25, 2009.
•	Amended on October 20, 2009 to add an additional 3,000,000 shares to the Plan reserve; amendment approved by the stockholders on February 18, 2010.
•	Amended June 8, 2010.
•	Amended February 15, 2012 (Section 3.2 – Delegation of Authority)

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